UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):

June 5, 2017
(Exact name of registrant as specified in its charter)

Delaware	001-33829	98-0517725
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)
5301 Legacy Drive, Plano, Texas 75024
(Address of principal executive offices, including zip code)
(972) 673-7000
(Registrant’s telephone number including area code)
Not Applicable
(Former name or former address if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-14(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [ ]
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 8.01 Other Events.

On June 5, 2017, Dr Pepper Snapple Group, Inc. (the "Company") issued a press release announcing it had upsized and priced the previously announced tender offers (the "Tender Offers") to purchase its 7.45% Senior Notes due 2038 (the "2038 Notes") and its 6.82% Senior Notes due 2018 (the "2018 Notes" and, together with the 2038 Notes, the "Notes") that have been validly tendered and not withdrawn for cash. The Tender Offers are only being conducted pursuant to the terms and subject to the conditions set forth in a offer to purchase, dated May 19, 2017, and the related letter of transmittal. The Tender Offers are being made to all holders of the Notes subject to the conditions specified in the related offer to purchase.

A copy of the press release is attached as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits.

EXHIBIT
NUMBER	DESCRIPTION

99.1
Dr Pepper Snapple Group, Inc. Press Release dated June 5, 2017 — ''Dr Pepper Snapple Group Announces Upsizing and Pricing of Cash Tender Offers for its 6.82% Senior Notes Due 2018 and 7.45% Senior Notes Due 2038''.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

DR PEPPER SNAPPLE GROUP, INC.
Date: June 5, 2017
	By:	/s/ Wayne R. Lewis
		Name:	Wayne R. Lewis
		Title:	Vice President, Assistant Secretary

EXHIBIT INDEX

Exhibit
Number	Description

99.1
Dr Pepper Snapple Group, Inc. Press Release dated June 5, 2017 — ''Dr Pepper Snapple Group Announces Upsizing and Pricing of Cash Tender Offers for its 6.82% Senior Notes Due 2018 and 7.45% Senior Notes Due 2038''.